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                                                                      EXH. 99.17

NATIONS INTERNATIONAL GROWTH FUND
Special Meeting of Shareholders to be held on August 1, 2000

         The undersigned hereby appoints Richard H. Blank and Carolyn Wyse (the "Proxies"), and each of them, attorneys and proxies of the undersigned, each with power of substitution and resubstitution, to attend, vote and act for the undersigned at the Special Meeting of Shareholders of Nations International Growth Fund (the "Fund") of Nations Annuity Trust ("Nations") to be held at One Bank of America Plaza, 101 South Tryon Street, 33rd Floor, Charlotte, North Carolina 28255, at 10:00 a.m. (Eastern time) on August 1, 2000, and at any adjournment(s) thereof. The Proxies shall cast votes according to the number of shares of the Fund which the undersigned may be entitled to vote with respect to the proposals set forth on the reverse side, in accordance with the specification indicated, if any, and shall have all the powers which the undersigned would possess if personally present. The undersigned hereby revokes any prior proxy to vote at such meeting, and hereby ratifies and confirms all that said Proxies, or any of them, may lawfully do by virtue hereof or thereof.

THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS OF THE FUND AND THE PROXY STATEMENT, DATED JUNE 15, 2000.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ON BEHALF OF THE FUND AND NATIONS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY, EITHER BY THE ENCLOSED POSTAGE-PAID ENVELOPE OR BY FAX (FRONT AND BACK) AT (704) 388-2641.


                                             -----------------------------------

                                             -----------------------------------

                                             Please sign above exactly as your
                                             name(s) appear(s) hereon. Corporate
                                             proxies should be signed in full
                                             corporate name by an authorized
                                             officer. Each joint owner should
                                             sign personally. Fiduciaries should
                                             give full titles as such.


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THIS PROXY WILL BE VOTED AS SPECIFIED BELOW WITH RESPECT TO THE ACTION TO BE
TAKEN ON THE FOLLOWING PROPOSALS. IN THE ABSENCE OF ANY SPECIFICATION, THIS PROXY WILL BE VOTED IN FAVOR OF THE PROPOSALS.

ITEM 1. Ratification and approval of an interim investment sub-advisory agreement with Gartmore Global Partners for the period beginning on March 6, 2000 and ending on May 15, 2000.

                                    FOR           AGAINST          ABSTAIN
                                    [ ]              [ ]             [ ]


ITEM 2. Ratification and approval of an interim investment sub-advisory agreement with Gartmore Global Partners for the period beginning on May 15, 2000 and ending on May 31, 2000.

                                    FOR           AGAINST          ABSTAIN
                                    [ ]              [ ]             [ ]


ITEM 3. Ratification and approval of an interim investment sub-advisory agreement with Gartmore Global Partners for the period beginning on May 31, 2000 and ending on the date shareholders approve a definitive agreement (or, if a definitive agreement is not approved, on May 30, 2001).

                                    FOR           AGAINST          ABSTAIN
                                    [ ]              [ ]             [ ]


ITEM 4. Approval of a proposed agreement and plan of reorganization, dated as of June 15, 2000, between Nations Fund, Inc., on behalf of Nations International Growth Fund, and Nations Reserves, on behalf of Nations International Equity Fund.

                                    FOR           AGAINST          ABSTAIN
                                    [ ]              [ ]             [ ]


In their discretion, the Proxies, and each of them, are authorized to vote upon any other business that may properly come before the meeting, or any adjournment(s) thereof, including any adjournment(s) necessary to obtain requisite quorums and/or approvals.
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                                        Signature                   Date

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Signature (Joint Owners)